UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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VitaCube Systems Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VITACUBE SYSTEMS HOLDINGS, INC.
480 South Holly Street
Denver, Colorado 80246

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 7, 2007

To the shareholders of VitaCube Systems Holdings, Inc.:

The Annual Meeting of the shareholders of VitaCube Systems Holdings, Inc. will be held at our executive offices located at 480 South Holly Street, Denver, Colorado 80246, at 10:00 A.M. on March 7, 2007, or at any adjournment or postponement thereof, for the following purposes:

1.                To elect five directors of the Company.

2.                To increase the number of shares issuable under our Stock Incentive Plan from 1,800,000 shares to 2,200,000 shares.

3.                To approve the issuance and sale of greater than 20% of our outstanding stock at less than the current market price.

4                   To approve a Distributor Stock Option Plan.

5.                To amend the Articles of Incorporation to change the name of the Company from VitaCube Systems Holdings, Inc. to XELR8 Holdings, Inc.

6.                To transact such other business as may properly come before the meeting.

Details relating to the above matters are set forth in the attached Proxy Statement. All of our shareholders of record as of the close of business on January 31, 2007 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

All shareholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
John D. Pougnet, Chief Executive Officer
January 31, 2007

480 South Holly Street
Denver, Colorado 80246
Telephone: (303) 316-8577

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 7, 2007

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of VitaCube Systems Holdings, Inc. (the “Company,” “we,” or “us”) (previously named Instanet, Inc.), a Nevada corporation, of $.001 par value common stock (“Common Stock”) to be voted at the Annual Meeting of Shareholders of the Company (“Annual Meeting”) to be held at 10:00 A.M. on March 7, 2007, or at any adjournment or postponement thereof. We anticipate that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about February 9, 2007. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named, the increase in the authorized share capital, for increasing the shares authorized for issuance under our Stock Incentive Plan, approving the issuance and sale of greater than 20% of our outstanding stock at less than market price, approving the Distributor Stock Option Plan with an initial reservation of 200,000 shares and changing the name for the Company from VitaCube Systems Holdings, Inc. to XELR8 Holdings, Inc. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect directors and approve any other proposed matters. Abstentions and broker non-votes will be treated as a “no” vote for purposes of determining whether approval of the proposal has been obtained. Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

VOTING SHARES AND PRINCIPAL SHAREHOLDERS

The close of business on January 31, 2007 has been fixed by our Board of Directors as the record date (the “record date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 9,697,170 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted. A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders’ meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the ownership of our Common Stock as of the record date, by (i) each person who is known by us to own of record or beneficially more than 5% of our Common Stock, (ii) each of our directors and officers. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock. Shareholdings include shares held by family members. The addresses of the individuals listed below are in the Company’s care at 480 South Holly Street, Denver, Colorado 80246 unless otherwise noted.

Name and Address	Number of Shares(1)		Percent of Class(2)
Earnest Mathis, Jr. Chairman	570,755	(3)	5.7%
Doug Ridley President and Director	130,000	(4)	1.3%
John D Pougnet Chief Executive Officer and Chief Financial Officer	105,449	(5)	1.1%
David Litt Vice President Sales and Marketing	57,500	(6)	*
Timothy Transtrum Vice President of Operations	62,500	(7)	*
Sanjeevkumar Javia Vice President of Product Development	200,000	(8)	2.0%
John B. McCandless Director	66,667	(10)	*
AJ Robbins Director	20,000	(12)	*
Anthony DiGiandomenico Director	252,620	(9)	2.6%
Total officer and director	1,465,491		13.4%
Sanford D Greenberg	2,969,829	(13)	28.9%
Warren Cohen 595 South Broadway Suite 200 Denver, CO 80209	1,338,800	(11)	13.8%
Total beneficial ownership	5,774,120		50.2%

*       Less than 1%

       (1) All entries exclude beneficial ownership of shares issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of November 1, 2006.

       (2) Percentages are rounded to nearest one-tenth of one percent. Percentages are based on 9,697,170 shares of common stock outstanding. Options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

       (3) Includes shares either held directly or through entities that are controlled by Earnest Mathis, Jr Includes 398,423 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the filing of November 1, 2006, and 176,332 shares held of record.

       (4) Comprised of 130,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of November 1, 2006.

       (5) Comprised of 105,449 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of November 1, 2006.

       (6) Comprised of 57,500 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of November 1, 2006, 10,000 shares held of record.

       (7) Comprised of 62,500 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of November 1, 2006.

       (8) Comprised of 200,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of November 1, 2006.

       (9) Comprised of 99,095 shares issuable pursuant to public warrants and 66,667 shares pursuant to options which are presently exercisable or which become exercisable within 60 days of November 1, 2006, and 66,800 shares held of record and 10,029 Class A warrants and 10,029 Class B warrants.

(10) Comprised of 66,667 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of November 1, 2006.

(11) Comprised of 1,338,800 shares held of record.

(12) Comprised of 20,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of November 1, 2006.

(13) Includes shares either held directly or as custodian for a minor child and includes 580,423 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of November 1, 2006, and 2,389,406 shares held of record.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, our shareholders will elect five directors. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as our nominees for directors. All of the nominees are presently members of the Board of Directors and their names and biographical information are set forth below. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as our Board of Directors may recommend. The table below also includes biographical information concerning our executive officers.

The following sets forth certain information regarding each of our directors and executive officers:

Name	Age	Position	Committee
Earnest Mathis, Jr.	46	Chairman	—
Douglas Ridley	49	President and Director	—
John D. Pougnet	35	Chief Executive Officer and Chief Financial Officer	—
Timothy Transtrum	42	Vice President Operations	—
David Litt	40	Vice President Sales and Marketing	—
Sanjeevkumar Javia	31	Vice President Product Development	—
John B. McCandless	58	Director	Audit/Compensation
AJ Robbins	60	Director	Audit/Compensation
Anthony DiGiandomenico	39	Director	Audit/Compensation

Directors hold office until the next annual meeting of stockholders following their election unless they earlier resign or are removed as provided in the bylaws. Our Board of Directors has determined that our directors, other than Mr. Mathis and Mr. Ridley, are “independent directors” under the American Stock Exchange listing standards. Our officers serve at the discretion of our Board of Directors.

The following is a summary of our directors’ and executive officers’ business experience. The Board recommends a vote of FOR the election of each nominee below.

Earnest Mathis, Jr., Chairman.   Mr. Mathis was appointed as the Chairman and Chief Executive Officer on March 2, 2005. On October 11, 2006 Mr. Mathis resigned his position as Chief Executive Officer. Prior to the merger with VitaCube Systems, Inc. Mr. Mathis served as Instanet’s Chief Executive Officer and a director from February 2001 to June 2003. Mr. Mathis served as the Company’s Chief Executive Officer and a Director from February 2001 to June 2003.  Mr. Mathis is the current President and a Director of Inverness Investments, Inc., a private financial consulting company and he has served in these positions since January 1987.  Mr. Mathis is currently serving as Manager of Amerigolf, LLC a private golf course development company and he has served in this position since February 1998. Mr. Mathis is the Founder and manager of Waveland Ventures, LLC, a private capital management company managing governmental economic redevelopment programs and he has served in this position since March, 2002.

Mr. Mathis is a manager with Waveland Colorado Ventures, LLC a Colorado certified capital company that invests and loans money to Colorado-based businesses and he has served in this position since March 2002.  Mr. Mathis is currently Chief Executive Officer, Chief Financial Officer and a Director for Petramerica, a public development stage company and he has served in this position since April 2002.  Mr. Mathis was managing Director of Integrated Medical Services, Inc., a private medical waste transport company from January 1997 to December 2004.  From February 2001 through December 2002, Mr. Mathis served as President, Chief Financial Officer and a Director of Care Concepts I, Inc., a public development stage company that acquired Ibid America, Inc in December 2002.

Douglas Ridley, President and Director.   Mr. Ridley was appointed as a Director on January 1, 2004, and in June 2005 Mr. Ridley joined the Company as President. Mr. Ridley was an independent consultant to us from April 2003 until December 31, 2003. Mr. Ridley is currently President of Simply Because, a gift products network marketing company and since 1997, has been President of Chad Management Co., LLC, a nutritional products network marketing company.

John D. Pougnet, Chief Executive Officer and Chief Financial Officer.   Mr. Pougnet was appointed Chief Executive Officer on October 11, 2006. Prior to that Mr. Pougnet was appointed as Chief Financial Officer in September 2005.  Immediately prior to joining the Company, Mr. Pougnet was Assurance Senior Manager at KPMG, LLP, a global network of professional services firms providing Audit, Tax and Advisory services to both public and private companies from January 2003 to September 2005.  Prior to this Mr. Pougnet operated an independent consulting business from August 2002 to June 2003. He also served as Vice President of Finance and Corporate Secretary at Future Beef Operations, LLC, from May 2001 to August 2002, where he was responsible for the strategic planning, development and leadership of the Corporate Finance department for this multi-state meat packing company.  Prior to this, Mr. Pougnet was senior auditor with Deloitte & Touche from September 1996 to May 2001.

Timothy Transtrum, Vice President of Operations.   Mr. Transtrum joined us on February 2, 2004, as Operating Officer. Prior to that, he was President and Chief Operating Office for NutriHealth USA, a division of the global nutrition company Natural Health Holdings LTD, from May 2002 to February 2004. From February 1999 to May 2000, he served as Vice President of Operations and International Development for Oasis Wellness Network, a network marketing company. From February 1998 to February 2004, Mr. Transtrum also was President of TF Transtrum Associates, an operations and retention consulting firm. From 1991 to 1998, he worked for Melaleuca Inc., a network marketing company, during which time he became Director of International Operations.

David Litt, Vice President of Sales and Marketing.   Mr. Litt joined us as our Vice President of Sales and Marketing on October 1, 2004. Mr. Litt was an independent consultant for us from February 2004 until October 1, 2004, through his consulting business. Mr. Litt operated an independent consulting business from January 2003 until October 2004. From October 1998 to January 2003, Mr. Litt was the Chief Sales and Marketing Officer for Oasis Wellness Network, a network marketing company and from June 1996 to October 1998 he was the Vice President of Marketing for Mercantile Stores, Inc., a retail department store.

Sanjeevkumar Javia, Vice President of Product Development.   Mr. Javia joined the Company in July 2001 and manages and oversees product development and training and is a liaison to the Company’s external scientific and medical research resources.  Prior to joining the Company, Mr. Javia was the Director of Affiliate Publishers for Worldpages.com, an independent publisher from September 1998 to July 2001.

John B. McCandless, Director.   Mr. McCandless was appointed as a director on February 19, 2004, and serves on our Audit and Compensation Committees. Mr. McCandless is currently the Vice President of Technical Services at Weider Nutrition International, Inc. Mr. McCandless provided operations and product consulting services to nutrition and direct selling companies as a consultant from November 2002 to October 2003, and from October 1995 to November 2002, he served as Senior Vice President and Chief Operating Officer for USANA Health Sciences, a health science company.

AJ Robbins, Director.   Mr. Robbins was appointed as a director on July 10, 2006, and serves on our Audit and Compensation Committees. Mr. Robbins is currently the Managing Partner of AJ Robbins PC, which he founded in 1986. Mr. Robbin’s practice focuses on accounting and auditing for corporate and securities work for both private and public companies. Mr. Robbins is a Certified Public Accountant registered in Colorado, New York and California as well as a member of the American Institute of Certified Public Accountants and registered with Public Company Accounting Oversight Board.

Anthony DiGiandomenico, Director.   Mr. DiGiandomenico was appointed as a director on May 25, 2004, and serves on our Audit and Compensation Committees. Mr. DiGiandomenico co-founded MDB Capital Group LLC, a NASD member broker-dealer, in 1997 and serves as a managing director of the firm. From 1990 to 1995, he served as President and Chief Executive Officer of the Digian Company, a real estate development company. He currently serves on the Board of Directors of Orion Acquisition Corp. II, a corporation which files reports pursuant to the Securities Exchange Act of 1934, which was formed in 1995 to acquire an operating business by purchase, merger or otherwise.

There are no family relationships between or among our executive officers and directors.

Mr. McCandless works for a competitor of ours in the nutritional supplement market, Weider Nutrition International, Inc. We believe that his services as a board member are valuable to us. In the event a conflict arises between Mr. McCandless and us in connection with his board duties, he will recuse himself from board deliberations and decisions relating to the conflict.

BOARD OF DIRECTORS

Board Committees

The standing committees of the Board of Directors are comprised of the Audit Committee and the Compensation Committee.

The Audit Committee oversees our conduct of the financial reporting processes, including (i) reviewing with management and the outside auditors the audited financial statements included in our Annual Report, (ii) reviewing with the outside auditors the interim financial results included in our quarterly reports filed with the SEC, (iii) discussing with management and the outside auditors the quality and adequacy of internal controls, and (iv) reviewing the independence of the outside auditors.

The Compensation Committee is comprised of Messrs. Robbins, McCandless and DiGiandomenico. At the direction of the full Board, the Compensation Committee reviews and makes recommendations with respect to compensation of our directors, executive officers and senior management. The Compensation Committee administers our Stock Incentive Plan. The Compensation Committee met once during 2005 and approved various other matters by unanimous written consent.

Attendance at Meetings

The Board held five meetings during 2005. Various matters were also approved by the unanimous written consent of the directors during the last fiscal year. Each director attended at least 80% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served. We have no formal policy with respect to the attendance of Board members at the annual meeting of shareholders but encourage all incumbent directors and director nominees to attend each annual meeting of shareholders.

Director Compensation

No cash compensation was paid to directors in 2005, except reimbursement of expenses. Both Messrs. McCandless and DiGiandomenico were granted 40,000 options to purchase common stock for their services. Mr. Ridley was granted 20,000 options for his services.

Nomination of Directors

The full Board acts in place of a nominating committee to investigate qualified nominees for election to the Board when vacancies occur. The Board has not adopted any charter or formal procedures with respect to its consideration of director nominees.

The Board strives to identify and attract director nominees with a variety of experience who have the business background and personal integrity to represent the interests of all shareholders. Although the Board has not established any specific minimum qualifications that must be met by a director nominee, factors considered in evaluating potential candidates include educational achievement, managerial experience, business acumen, financial sophistication, insurance industry expertise and strategic planning and policy-making skills. Depending upon the current needs of the Board, some factors may be weighed more or less heavily than others in the Board’s deliberations. The Board evaluates the suitability of a potential director nominee on the basis of written information concerning the candidate, discussions with persons familiar with the background and character of the candidate and personal interviews with the candidate.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation earned by the executive officers of the Company for 2005 and 2004. No other executive officer, other than Mr. Greenberg, received cash compensation from us of $100,000 or more in 2004. Mr. Pougnet, Chief Financial Officer did not receive cash compensation from the Company of $100,000 or more in 2005.

Summary Compensation Table

						Long Term Compensation
	Annual Compensation					Securities Underlying
Name and Principal Position	Years	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Options (#)	All Other Compensation ($)
Earnest Mathis, Jr.,	2005	122,845	0	9,831	(1)	275,000	0
Chairman(2)
Sanford D. Greenberg,	2005	150,000	0	18,000	(1)	0	0
Founder	2004	114,905	0	17,631	(1)	800,000	0
Douglas Ridley,	2005	100,962	25,000	0		220,000 (4)	0
President(3)
David Litt,	2005	173,077	25,000	462	(1)	50,000	0
Vice President Sales and Marketing(5)	2004	34,615	0	0		50,000	0
Timothy Transtrum,	2005	130,000	0	0		50,000	0
Vice President of Operations(6)	2004	99,423	0	0		50,000	0
Sanjeevkumar Javia,	2005	102,714	0	0		160,000	0
Vice President of Product Development	2004	77,885	0	0		0	0
John Pougnet,	2005	40,385	0	0		50,000	0
Chief Executive Officer and Chief Financial Officer(7)

(1)          Includes auto allowance.

(2)          Mr. Mathis joined the Company in March 2005 as Chief Executive Officer. On October 11, 2006 he resigned his position as Chief Executive Officer and remained as Chairman. Mr. Mathis was replaced as Chief Executive Officer by Mr. John Pougnet.

(3)          Mr. Ridley joined the Company in June 2005.

(4)          Includes the 20,000 common stock options that Mr. Ridley earned as a Director prior to joining the Company.

(5)          Mr. Litt joined the Company in October 2004.

(6)          Mr. Transtrum joined the Company in February 2004.

(7)          Mr. Pougnet joined the Company in September 2005 as Chief Financial Officer. On October 11, 2006 he replaced Mr. Mathis as Chief Executive Officer.

Employment Contracts

During the current year the Company entered into employment contracts with Mr. Mathis, Mr. Ridley and Mr. Pougnet and restructured Mr. Greenberg’s contract.

On March 2, 2005, in connection with Mr. Greenberg’s resignation as Chairman, Chief Executive Officer, and President, Mr. Greenberg’s employment agreement was amended and restated to provide that his primary duties involve training, motivating, and recruiting independent distributors. Mr. Greenberg receives a salary of $150,000 per year and may receive bonuses in such amounts as determined by our board of directors. On July 10, 2006 Mr. Greenberg’s contract was amended to reduce his base salary for a period of one year to $75,000 and Mr. Greenberg was granted 150,000 options to purchase the Company’s common stock. Mr. Greenberg will also be eligible to participate in bonuses on the same basis as our executives under any executive bonus plan adopted by us. Either party may terminate the agreement upon 30 days prior written notice. Additionally, Mr. Greenberg may be terminated for “just cause” as defined in the employment agreement upon one business day’s prior written notice. Mr. Greenberg may terminate his employment for “good reason” as defined in employment agreement.  If we terminate Mr. Greenberg without just cause or he terminates his employment for good reason, he is entitled to three years salary payable over the 36 month period commencing October 1, 2006 regardless of when terminated. Mr. Greenberg’s employment agreement also includes a non-competition provision for a period of two years after his termination of employment or, if later, one year after final payment of any pay-out provision upon termination. On March 2, 2005, in connection with Mr. Mathis’ employment as Chief Executive Office, Mr. Greenberg forfeited options to purchase 275,000 shares.  In addition, Mr. Greenberg has agreed to forfeit options to purchase 50,000 shares when the April 2005 public offering was completed.

Earnest Mathis entered into an employment agreement with us, effective March 2, 2005, providing for his employment as our Chief Executive Officer and President. The employment agreement is for a two-year term and provides that he will devote approximately 80% of his time and energies to the business of the Company. Mr. Mathis will receive a salary of $150,000 per year and may receive bonuses in such amounts as determined by our Compensation Committee. On July 10, 2006 Mr. Mathis’ contract was amended to reduce his base salary for a period of one year to $75.000 and Mr. Mathis was granted 150,000 options to purchase common stock of the Company. Mr. Mathis will also be eligible to participate in bonuses on the same basis as other executives under any executive bonus plan adopted by us. Either party may terminate the agreement upon 30 days prior written notice. Additionally, Mr. Mathis may be terminated immediately for “just cause” as defined in the employment agreement. Mr. Mathis may also terminate his employment for “good reason” as defined in the employment agreement. If we terminate Mr. Mathis without just cause or he terminates his employment for good reason, he is entitled to one year’s salary payable over 12 months. Mr. Mathis’ employment agreement also includes a non-competition provision for a period of one year after his termination of employment.

Pursuant to his employment agreement, Mr. Mathis also received stock options to purchase 275,000 shares of our common stock at $3.00 per share. One half of the options were vested as of the date of the grant and the balance vest on the one-year anniversary of the grant provided that Mr. Mathis is still employed by us. The options are exercisable for five years after vesting. If Mr. Mathis is terminated without just cause or he terminates his employment for good reason, all his unvested options vest and are exercisable for a period of five years from the date of termination. If Mr. Mathis is terminated for just cause, all unexercised options terminate as of his date of termination.

On June 2, 2005, Doug Ridley joined us as our President along with his current position on the board of directors. Mr. Ridley’s employment agreement is for a two-year term and he will receive a base salary of $175,000, and may receive bonuses in such amounts as determined by our Compensation Committee. Mr. Ridley will also be eligible to participate in bonuses on the same basis as other executives under any executive bonus plan adopted by us. Mr. Ridley will receive a signing bonus of $25,000 payable immediately. He will have an option to purchase 200,000 shares of VitaCube Systems Holdings, Inc. common stock, with an exercise price of $1.58. The options will vest in equal amounts over a four-year period on December 31 starting on December 31, 2005. If Mr. Ridley’s employment were terminated other than for cause, disability or without good reason by Mr. Ridley, he would be provided severance pay equal to the remaining months left on his employment agreement, payable in equal monthly installments.

On September 12, 2005, John D. Pougnet joined us as our Chief Financial Officer and effective October 1, 2006 was appointed also as our Chief Executive Officer. Mr. Pougnet’s employment agreement is for a two-year term and he will receive a base salary of $140,000, and may receive bonuses in such amounts as determined by our Compensation Committee. On July 10, 2006 Mr. Pougnet’s contract was amended to reduce his base salary to $90,000 for a year and Mr. Pougnet was granted 100,000 options to purchase common stock of the Company. Mr. Pougnet will also be eligible to participate in bonuses on the same basis as other executives under any executive bonus plan adopted by us. He will have an option to purchase 50,000 shares of VitaCube Systems Holdings, Inc. common stock, with an exercise price of $1.80. The options will vest in equal amounts over a four-year period on December 31 starting on December 31, 2005. If Mr. Pougnet’s employment were terminated other than for cause, disability or without good reason by Mr. Pougnet, he would be provided severance pay equal to twelve months, payable in equal monthly installments.

Stock Options Grants

In 2005, we issued the options listed below. There were no stock options exercised in 2005. The following table sets forth the options granted in 2005:

Option Grants in 2005

Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in fiscal year	Exercise or base price ($/Sh)	Expiration date
Earnest Mathis, Jr.	275,000	33%	$2.50	2010
Sanford D. Greenberg	0	0	—	—
Douglas Ridley	20,000	2%	$3.20	2010
	200,000	24%	$1.58	2010
David Litt	50,000	6%	$1.50	2010
Timothy Transtrum	50,000	6%	$1.50	2010
Sanjeevkumar Javia	160,000	19%	$1.50	2010
John Pougnet	50,000	6%	$1.80	2015

Stock Option Exercises and Option Value

There were no options exercised by the named executive officers during the year ended December 31, 2005 and there were no options held by these officers that were in the money at December 31, 2005.

RELATED PARTY TRANSACTIONS

We lease our current corporate office space from Arnold Greenberg, the father of our Founder, Sanford D. Greenberg. We paid $36,000 and $38,830 in rent for the years ended December 31, 2004 and 2005, respectively. Our current lease at $3,390 per month expires at the end of March 2006, with an automatic monthly extension and a two month notice period to cancel.

On June 30, 2002, prior to the Instanet, Inc. merger with the Company, the Company agreed to repurchase 2,131,952 shares of its common stock from Warren Cohen, a founder and former director; in exchange he returned an additional 116,925 shares and received a long-term subordinated note for $1,335,861, which included additional monies loaned to V3S and accrued interest. V3S did not have a market for its common stock at the time of this transaction. The note provided for interest at 8% per year with principal and interest payable from 25% of adjusted quarterly net income. Accrued interest on the note as of December 31, 2003, was $160,450. On March 31, 2004, this note and all accrued interest were converted into 1,015,304 shares of our common stock at a conversion price of $1.50 per share, the price for which shares of common stock were being sold in a private offering of our securities. This price was determined pursuant to arms-length negotiations between third party investors and us, and the conversion of the above debt owed to Mr. Cohen was a condition to completing the private offering. On March 31, 2004, the trading price for our common stock was $2.55 per share; however, our common stock was thinly traded.

Mr. Greenberg converted $133,127 and $166,873 that he advanced us plus accrued interest into long-term subordinated loans on June 30, 2002 and September 30, 2002, respectively. These notes provided for interest at 8% per year with principal and interest payable from 5% of our adjusted quarterly net income. Accrued interest on the notes as of December 31, 2003, was $34,040. Also on June 30, 2002, Mr. Greenberg contributed $788,780 of advances as additional paid in capital. On December 31, 2002, Mr. Greenberg converted $200,000 that he advanced us into a bridge loan with interest at 10% per year, principal and interest due December 31, 2003. As part of the terms of the bridge loan, Mr. Greenberg was granted an option to purchase 16,000 shares of our common stock at $5.00 per share. As of December 31, 2003, Mr. Greenberg had advanced an additional $110,040 which was due on demand accruing interest at 10% per year. As of December 31, 2003, accrued interest on the advance was $6,776. On March 31, 2004, Mr. Greenberg converted $500,000 of principal and $63,674 of accrued interest on the long term subordinated loan and the bridge loan into 375,783 shares of our common stock at a conversion price of $1.50 per share, the price for which shares of common stock were being sold in a private offering of our securities. This price was determined pursuant to arms-length negotiations between third party investors and us, and the conversion of the above debt owed to Mr. Greenberg was a condition to completing the private offering. On March 31, 2004, the trading price for our common stock was $2.55 per share; however, our common stock was thinly traded.

In December 2003, Mr. Mathis, the Company’s Chairman, advanced us $50,000, evidenced by a promissory note. As part of the consideration for the loan, Mr. Mathis received an option to purchase 2,000 shares of our common stock at $5.00 per share. The option is fully vested and exercisable for 5 years. This option was not part of our 2003 Stock Incentive Plan. The promissory note provided for interest at 18% per annum and was due 30 days after the loan was funded. The note further provided that, in the event the note was not paid when due, Mr. Mathis was entitled to (i) an additional option to purchase 20,000 shares of our common stock at $5.00 per share (with this option having the same terms as the option for 2,000 shares) and (ii) conversion of the note into shares of our common stock at a price of $2.50 per share. This note was not paid when due, and in January 2004, Mr. Mathis was granted the second option to purchase 20,000 shares of our common stock at $5.00 per share. In connection with this transaction, we recorded interest of $50,000 in January 2004 related to the beneficial conversion feature embedded in this note. During January 2004, we borrowed an additional $50,000 from Mr. Mathis. The terms of the note were the same as the loan made in December 2003. An option to purchase 2,000 shares of our common stock at $2.50 per share was granted as partial consideration for this loan. This note was not paid when due, and in February 2004, Mr. Mathis was granted a second option to purchase 10,000 shares of our common stock at $2.50 per share. Also in February 2004, we recorded interest of $50,000 related to the beneficial conversion features embedded in the note. In February 2004, Mr. Mathis converted the principal of the notes payable totaling $100,000 into 30,000 shares of our common stock at $2.50 per share, forgiving a total of $2,441in accrued interest.

Mr. DiGiandomenico, a Director, is a managing member of MDB Capital LLC, (“MDB”) the placement agent in a private offering of our common stock to accredited investors which we completed in April 2004. As compensation, MDB received a warrant to purchase 224,398 shares of common stock exercisable at $1.50 per share until April 15, 2009. In addition, employees and owners of MDB received warrants with the same terms with respect to 210,026 shares of our common stock, including a warrant for 99,095 shares issued to Mr. DiGiandomenico. The conversion price of the warrants was based on the offering price of our common stock in the then just completed private offering. At the time the trading price for our common stock was $2.55 per share; however, our common stock was thinly traded. At the time of the April 2005 offering Mr. DiGiandomenico received 10,029 Class A warrants and 10,029 Class B warrants as compensation for the year lockup of his existing share owned.

Mr. Litt, our Vice President of Sales and Marketing, served as a consultant to us in 2004, regarding sales and marketing activities including the launch of our network marketing program. Mr. Litt consulted for 16 to 24 hours per week and received total fees of $75,000, prior to his employment on October 1, 2004.

On March 1, 2005, Christopher Marlett, a significant shareholder, loaned the Company $25,000 evidenced by a promissory note. The note provides that the principal together with interest at 10% per annum, are due and payable on the earlier of May 30, 2005 or the closing of the April 2005 public offering. On April 12, 2005 the Company re-paid the note plus accrued interest of $288.

On March 2, 2005, Mr. Mathis advanced the Company a total of $170,000 evidenced by a promissory note. The note bears interest at 10% per annum with principal and interest payable by the earlier of May 30, 2005, or the closing of the April 2005 public offering. On April 12, 2005 the Company re-paid the note plus accrued interest of $1,236.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Our executive officers, directors and beneficial owners of more than 10% of our Common Stock are required to file reports of ownership and changes in ownership of the Common Stock with the SEC. Based solely upon information provided to us by individual directors, executive officers and beneficial owners, we believe that all such reports were timely filed during and with respect to the calendar year ended December 31, 2004, except for John D. Pougnet, who was late filing his initial report of Form 3, Douglas Ridley who was late filing his Form 4 and Sanford D. Greenberg who was late in filing his Form 4.

CODE OF ETHICS

Our Board of Directors has adopted a Code of Ethics applicable to all of our employees, officers and directors. The Code of Ethics covers compliance with law; fair and honest dealings with the Company, its competitors and others; full, fair and accurate disclosure to the public; and procedures for compliance with the Code of Ethics. This Code of Ethics has been filed as Exhibit 14.1 to our Annual Report on Form 10-KSB for the year ended December 31, 2004.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The following table presents fees for professional services rendered by our independent accountants for the audit of our consolidated financial statements for the calendar years ended December 31, 2003 and 2004, and fees billed for other services rendered by the independent accountants during those years.

	2005	2004
Audit fees for the years ended December 31 and fees for the review of financial statements included in quarterly reports on Form 10-Q:	$23,000	$22,350
Audit-related fees:	$25,510	$0
Tax fees:	$3,750	$4,880
Other service fees(2):	$0	$2,600
Total:	$52,260	$29,830

(1)          Includes tax compliance, advice and planning.

(2)          Includes consulting and advisory services.

Our Audit Committee reviews and approves all proposed audit and non-audit services prior to the engagement of independent accountants to perform such services. Therefore, the Audit Committee does not presently have any pre-approval policy or procedures. Review and approval of such services generally occur at the Audit Committee’s regularly scheduled quarterly meetings. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Audit Committee has delegated to its chairman the authority to approve audit and non-audit services up to a pre-determined level as approved by the Audit Committee. Any audit or non-audit services approved pursuant to such delegation of authority must be reported to the full Audit Committee at its next regularly scheduled meeting. During calendar 2005 and 2004, all audit and non-audit services performed by the Company’s independent accountants were approved in advance by the Audit Committee.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT NEXT ANNUAL MEETING OF SHAREHOLDERS

Any shareholders of record who desire to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at our principal executive offices prior to our calendar year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

SHAREHOLDER COMMUNICATIONS

The Board of Directors believes that, in light of the accessibility of its directors to informal communications, a formal process for shareholders to communicate with directors is unnecessary. Any shareholder communication sent to the Board of Directors will be forwarded to all members of the Board without screening. Any shareholder communication to the Board of Directors should be addressed in care of John D. Pougnet, our Chief Executive Officer and transmitted to us at our offices in Denver, Colorado. In order to assure proper handling, the transmittal envelope should include a notation indicating “Board Communication” or “Director Communication.” All such correspondence should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or only specified individual directors. Mr. Pougnet will circulate all such correspondence to the appropriate directors.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed our audited financial statements in our Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and from us including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The Committee also discussed with our independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee held four meetings telephonically during the calendar year ended December 31, 2005.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended and approved the selection of the Company’s independent auditors.

PROPOSAL 2
PROPOSAL TO INCREASE THE NUMBER OF SHARES
ISSUABLE UNDER OUR STOCK INCENTIVE PLAN

During October 2002, our stockholders approved our 2002 Stock Incentive Plan (the “2002 Plan”), a stock option plan that included incentive and non-qualified stock options and restricted stock. The aggregate number of shares of Common Stock that could be granted by us pursuant to the 2002 Plan could not exceed a maximum of 300,000 shares of Common Stock.

The 2002 Plan provided that with respect to incentive stock options (ISOs) the option price per share must be at least the fair market value (as determined by the compensation committee, or in lieu thereof, the Board of Directors) of the Common Stock on the date the stock option was granted or based on daily quotes from an exchange or quotation system designated by the compensation committee as the primary market for the shares. Under the 2002 Plan, if for any reason, a change in control occurred, all shares subject to the 2002 Plan immediately became vested and exercisable.

In June 2003, in connection with the reverse acquisition of Instanet, a new stock option plan (the “2003 Stock Incentive Plan”) was adopted by us, with the same terms and conditions as the prior plan, except for an increase in the number of shares to be granted under the 2003 Stock Incentive Plan to 800,000 shares of our Common Stock. Options under the 2003 Stock Incentive Plan were substituted for options granted under the 2002 Plan. This modification in substance is treated as though we exchanged newly issued options with an exercise price of $5.00 per share for the options that had been issued under the 2002 Plan, with our Company incurring additional compensation cost for any incremental increase in value received by the option recipients under the 2003 Stock Incentive Plan. For vested options, the compensation cost is the excess of the value of the modified options over the original options, and such cost was recognized in 2003. Under the 2003 Stock Incentive Plan, non-vested options are measured similarly, though the excess value, if any, is amortized over the remaining vesting period. As a result of this modification, additional compensation cost was recognized in our consolidated financial statements for the year ended December 31, 2003.

The 2003 Stock Incentive Plan is intended to attract persons of training, experience, and ability to continue as employees, directors, and consultants of our company, and to furnish additional incentive to such persons to become stockholders of our company.

The Compensation Committee of our Board of Directors, which we refer to as the “administrator,” administers the 2003 Stock Incentive Plan. The administrator has the discretion to interpret the provisions of the 2003 Stock Incentive Plan. The administrator will also determine the persons who will receive awards under the 2003 Stock Incentive Plan, and the number of shares, vesting period, and other terms and conditions of the awards. Our Board of Directors may amend or discontinue the 2003 Stock Incentive Plan at any time, and the 2003 Stock Incentive Plan will expire July 1, 2013.

Options granted under the 2003 Stock Incentive Plan may be either incentive stock options, as defined under the Internal Revenue Code, or nonqualified options. The expiration date, maximum number of shares purchasable, vesting provisions, and any other provisions of options granted under the 2003 Stock Incentive Plan will be established at the time of grant. The 2003 Stock Incentive Plan administrator will set the term of each option, but no options may be granted for terms of greater than ten years. Options will vest and become exercisable in whole or in one or more installments at such time as may be determined by the plan administrator. With respect to incentive stock options granted, the exercise price may not be less than the fair market value of the Common Stock on the date of grant, and shall not be less than 110% of the fair market value of the Common Stock on the date of grant in the event an optionee owns 10% or more of our Common Stock. With respect to nonqualified options, the exercise price may be less than the fair market value of the Common Stock on the date of grant. If the optionee terminates his or her relationship with our Company for any reason, including death or disability, the optionee (or the optionee’s estate) may exercise any vested options for a three-month period following his or her termination.

We may grant shares of restricted stock under the 2003 Stock Incentive Plan to eligible persons upon the payment of consideration, if any, as determined by the plan administrator. The administrator may establish a performance goal that must be achieved as a condition to the retention of the restricted stock. The performance goal may be based on the attainment of performance measurement criteria, which may differ as to various eligible persons. The administrator will set the performance criteria and will communicate the criteria in writing to the award recipient prior to the commencement of the period to which the performance relates. During the restricted period, and subject to restrictions on transfer of the shares, the award recipient shall have all voting, dividend, liquidation, and other rights with respect to the Common Stock. In the event the eligible person ceases to be an employee, director, or consultant during a restriction period, or in the event performance goals attributable to a restricted stock award are not achieved, the shares subject to the award that have not been earned are subject to forfeiture.

If any change is made in the Common Stock subject to the 2003 Stock Incentive Plan, or subject to any award granted under the 2003 Stock Incentive Plan (through stock dividends, stock splits, combination of shares, or otherwise), the 2003 Stock Incentive Plan provides that appropriate adjustments will be made as to the aggregate number and exercise prices with respect to each outstanding award. In the event of a merger, consolidation, or other reorganization of our Company, all restrictions relating to restricted stock awards will lapse, and all outstanding stock options will vest. Unless the agreement governing the change in control provides otherwise, upon consummation of the change in control, the 2003 Stock Incentive Plan will terminate and all outstanding options will terminate if not exercised prior to the consummation of the change in control.

Effective November 17, 2004, the 2003 Stock Incentive Plan was amended to increase the number of shares available to issue under its terms to 1,000,000 shares of our Common Stock. Effective July 22, 2005 the shareholders approved a resolution to increase the number of shares available under the 2003 Stock Incentive Plan to 1,800,000.

We propose to increase the number of shares available under the 2003 Stock Incentive Plan to 2,200,000 as our Board of Directors has determined that additional options are necessary to attract and retain qualified employees, managers and executive officers and directors. Accordingly, our Board of Directors has determined that it is in our best interest to increase the number of shares issuable under the 2003 Stock Incentive Plan to 2,200,000 shares of our Common Stock, and recommends approval of the proposal.

PROPOSAL 3
PROPOSAL TO PERMIT THE FUTURE ISSUANCE AND SALE OF
COMMON STOCK IN CONNECTION WITH FINANCING ACTIVITIES

Our Board of Directors unanimously approved and recommended for submission to the stockholders a proposal to allow the Company to enter into a transaction whereby the Company would sell shares of common stock, along with the issuance of warrants to acquire shares of common stock, in a private placement at a price discounted to the then market value. The proceeds of the sale of common stock will be used by the Company to refinance a bridge loan entered into, to fund the further growth of the business, acquisition of other companies that would create commercial, operational and distribution synergies with the Company’s existing products and distribution infrastructure, and for general working capital purposes. Additionally, we are also required by the listing standards of the American Stock Exchange to obtain shareholder approval to enter into a transaction involving the sale, issuance, or potential issuance by us of common stock at a price less than the market value if we offer 20% or more of our presently outstanding stock. The Company proposes to issue a minimum of 1,250,000 shares of common stock and 812,500 warrants to purchase an equal number of shares of common stock at $1.20 per share; and a maximum of 2,500,000 shares of common stock and 1,625,000 warrants to purchase an equal number of shares of common stock at $1.20 per share, to raise a minimum of $1,000,000 and a maximum of $2,000,000. Additionally, the Company proposes issuing 2,500,000 common stock shares to satisfy contractual obligations arising from the short term debt agreements and to settle the obligations to an employee under an Employment Contract. Additionally, the Company is required to register the common stock and the common stock underlying warrants and if the Registration Statement registering the securities is not declared effective by the SEC within one year of the initial closing the Company will be obliged to issue additional warrants and shares, up to 200,000 common shares and 550,000 warrants to purchase common stock shares of the Company..

Our Board believes that the proposal to issue shares will both fund our immediate working capital needs and enhance our ability to respond to various corporate opportunities which may arise in the future and grant added flexibility for issuances of equity while maintaining enough shares in reserve to satisfy current obligations. The Company intends to use the cash proceeds to fund the launch of a new product, Bazi™, at a liquid, nutritional drink packed with eight different superfruits and berries, plus 12 vitamins and 68 minerals. in January 2007 and to continue to fund the working capital needs of its business. The Company will also use the proceeds of the offering to pay short term debt of approximately $500,000 plus interest. As of November 3, 2006, the Company had 9,697,170 shares of common stock issued and 50,000,000 shares authorized. The terms of the additional shares of common stock which may be sold will be identical to those of the currently outstanding shares of common stock. The terms of the warrants to purchase common stock of the Company will be at an exercise price of 150% of the offering price and for duration of five (5) years from the date of issue. Additionally, the warrants will contain a call provision at 250% of the offering price whereby the Company can force a redemption. The warrants also allow for a cashless exercise if the Registration Statement covering the offering securities is not declared effective by the SEC within one year of the initial closing of the offering. The proposal to issue additional shares of the authorized shares of the Company, however, may affect the rights of the existing holders of common stock to the extent that future issuances of common stock reduce each existing stockholder’s proportionate ownership and voting rights in the Company. In addition, possible dilution caused by future issuances of common stock could lead to a decrease in our net income per share in future periods and a resulting decline in the market price of our common stock. Our stockholders have no preemptive rights with respect to common stock. Thus, should the Board issue additional shares with respect to common stock; existing stockholders would not have any preferential rights to purchase such shares. It is not anticipated that adoption of the proposal would have any other effects on the holders of our common stock.

The Board of Directors recommends that the stockholders of the Company approve the proposal to permit the Company to issue and sell common stock of the Company in connection with financing activities, and that greater than 20% of the outstanding shares may be issued and sold at a price less than market.

PROPOSAL 4
PROPOSAL TO CREATE A DISTRIBUTOR
STOCK OPTION PLAN WITH A RESERVATION OF 200,000 SHARES

Our Board of Directors unanimously approved and recommended for submission to the stockholders a proposal to establish a Stock Option Plan for independent Distributors who distribute the Company’s products.

The purpose of the Distributor Option Plan is to enhance shareholder value and financial performance by using the options to attract, retain and motivate the company’s Independent Distributors and to encourage stock ownership by such individuals by providing them with a means to acquire interest in the company’s success through stock ownership. The Company would use the options as an additional incentive to attract network leaders to the company. Additionally, the ability of the Independent Distributors to participate in an Option Plan of the company could result in enhanced loyalty of the distributors to the Company in the long-term.

Options granted under the 2006 Distributor Stock Incentive Plan will be nonqualified options, as defined under the Internal Revenue Code. The expiration date, maximum number of shares purchasable, vesting provisions and any other provisions of options granted under the 2006 Distributor Stock Incentive Plan will be established at the time of grant. The 2006 Distributor Stock Incentive Plan will be administrated by the Board of the Company. The term of the option will be three years unless that administrator designates a different term for a specific award, but no options may be granted for terms of greater than ten years. Options will vest and become exercisable in whole or in one or more installments at such time as may be determined by the plan administrator. The exercise price may not be less than the fair market value of the Common Stock on the date of grant a full copy of the 2006 Distributor Option Plan in included in Appendix A of this document.

The Board of Directors recommends that the stockholders of the company approve the creation of the 2006 Distributor Option Plan and reserve hereunder options to purchase 200,000 shares of common stock.

PROPOSAL 5
PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO
CHANGE THE NAME OF THE COMPANY FROM
VITACUBE SYSTEMS HOLDINGS, INC. TO XELR8 HOLDINGS, INC.

Our Board of Directors unanimously approved and recommended for submission to the stockholders a proposal to amend the Company’s Articles of Incorporation to change the name of the Company from VitaCube Systems Holdings, Inc. to XELR8 Holdings, Inc.

During 2005 the Company rebranded its products and image from VitaCube to XELR8, along with the launch of the EDS System (three products, EAT, DRINK and SNACK). The rebranding continued in March 2006 when the Company relaunched the existing products into the XELR8 brand. In addition to the 2006 launch the Company discontinued the Basic VitaCube and replaced it with the XELR8 SUPPORT product that packaged the vitamin products differently from the “Cube” concept. The Company continues to sell the VitaCube products (Elite and Essential Cubes), but is not focused on this product packaging concept.

As a result of the focus from the VitaCubes and the rebranding and launch of the XELR8 products the Company believes that as part of its branding strategy it should have the same primary name as the products it sells.

The Board of Directors recommends that the stockholders of the company approve the amendment to the Articles of Incorporation and change the name from VitaCube Systems Holdings, Inc to XELR8 Holdings, Inc.

OTHER BUSINESS

We are not aware of any other matters which are to be presented to the Annual Meeting, nor have we been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

The above notice and Proxy Statement are sent by order of the Board of Directors.

John D. Pougnet
Chief Executive Officer

January 31, 2007

Appendix A

VITACUBE SYSTEMS HOLDINGS, INC.
a Nevada corporation

2006 DISTRIBUTOR STOCK OPTION PLAN

Article I.  Establishment and Purpose

1.1   Establishment.   VitaCube Systems Holdings, Inc., a Nevada corporation (the “Company”), hereby establishes a stock option plan for independent distributors who provide distribution of the Company’s products as described herein, which shall be known as the 2006 Distributor Stock Option Plan (the “Plan”).  It is intended that options issued under the Plan shall constitute “Non-Statutory Options” under the within the meaning of the Internal Revenue Code (“Code”).

1.2   Purpose.   The purpose of this Plan is to enhance the Company’s stockholder value and financial performance by attracting, retaining and motivating the distributors of the Company’s products and to encourage stock ownership by such individuals by providing them with a means to acquire a proprietary interest in the Company’s success through stock ownership.

Article II.  Definitions

2.1   Definitions.   Whenever used herein, the following capitalized terms shall have the meanings set forth below, unless the context clearly requires otherwise.

(a)          “Board” means the Board of Directors of the Company.

(b)         “Code” means the Internal Revenue Code of 1986, as amended.

(c)          “Committee” shall mean the Committee provided for by Article IV hereof.

(d)         “Company” means VitaCube Systems Holdings, Inc., a Nevada corporation.

(e)          “Date of Exercise” means the date the Company receives notice, by an Optionee, of the exercise of an Option pursuant to section 8.1 of the Plan.  Such notice shall indicate the number of shares of Stock the Optionee intends to exercise.

(f)            “Distributor” means any person who acts as a distributor of the Company’s products.

(g)          “Fair Market Value” means the fair market value of Stock upon which an Option is granted under this Plan.

(h)         “Monthly Gross Commissionable Sales” means all Commissionable Value sales of the Company’s products made by a Distributor in a calendar month and for which payment has been received by the Company.

(i)            “Non-Statutory Option” means an Option granted under the Plan which is not intended to qualify as an Incentive Stock Option within the meaning of section 422A of the Code.  Non-Statutory Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of section 422A of the Code applicable to Incentive Stock Options.

(j)             “Option” means the right, granted under the Plan, to purchase Stock of the Company at the option price for a specified period of time.  For purposes of this Plan, an Option shall be a Non-Statutory Option.

(k)         “Optionee” means Distributor holding an Option under the Plan.

(l)            “Parent Corporation” shall have the meaning set forth in section 425(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

(m)     “Significant Shareholder” means an individual who, within the meaning of section 422A(b)(6) of the Code, owns securities possessing more than ten percent of the total combined voting power of all classes of securities of the Company.  In determining whether an individual is a Significant Shareholder, an individual shall be treated as owning securities owned by certain relatives of the individual and certain securities owned by corporations in which the individual is a shareholder; partnerships in which the individual is a partner; and estates or trusts of which the individual is a beneficiary, all as provided in section 425(d) of the Code.

(n)         “Stock” means the $0.001 par value common stock of the Company.

2.2   Gender and Number.   Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

Article III.  Eligibility and Participation

3.1   Eligibility and Participation.   All Distributors are eligible to participate in this Plan and receive Non-Statutory Options hereunder. Optionees in the Plan and the number of Options granted to the Optionees shall be based upon the Monthly Gross Sales of the Company’s products as follows:

Monthly Gross Commissionable Sales	Number of Options Granted
$50,000	500
$100,000	1,000
$250,000	2,500

For each month that the Monthly Gross Sales of a Distributor equals the above amounts, the Distributor will receive the applicable number of options, with all options granted and issued on a quarterly basis.

Article IV.  Administration

4.1   Administration.   The Board shall be responsible for administering the Plan.

The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.  Determinations, interpretations or other actions made or taken by the Board, pursuant to the provisions of this Plan, shall be final and binding and conclusive for all purposes and upon all persons.

The Plan shall be administered by the Board through the executive officers of the Company.  The Company’s executive officers shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer the Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the stockholders, the directors and any persons having any interests in any Options which may be granted under the Plan.

No member of the Board or any executive officer shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

Article V.  Stock Subject to the Plan

5.1   Number.   The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 200,000 shares. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in section 5.3.  The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

5.2   Unused Stock.   If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

5.3   Adjustment in Capitalization.   In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification or other similar corporate change, the aggregate number of shares of Stock set forth in section 5.1 shall be appropriately adjusted by the Board to reflect such change.  The Board’s determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.  In any such case, the number and kind of shares of Stock that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

Article VI.  Duration of the Plan

6.1   Duration of the Plan.   The Plan shall be in effect until ten years from the effective date of the Plan. Any Options outstanding at the end of said period shall remain in effect in accordance with their terms.  The Plan shall terminate before the end of said period if all Stock subject to it has been purchased pursuant to the exercise of Options granted under the Plan.

Article VII.  Terms of Stock Options

7.1   Grant of Options.   Subject to sections 3.1 and 5.1, Options shall be determined by any of the Company’s executive officers based on the Company’s records of eligibility and the Options shall be granted to Optionees on a quarterly basis.

The Board or any executive officer is expressly given the authority to issue amended or replacement Options with respect to shares of Stock subject to an Option previously granted hereunder.  An amended Option amends the terms of an Option previously granted (including an extension of the terms of such Option) and thereby supersedes the previous Option. A replacement Option is similar to a new Option granted hereunder except that it provides that it shall be forfeited to the extent that a previously granted Option is exercised, or except that its issuance is conditioned upon the termination of a previously granted Option.

7.2   Option Agreement; Terms and Conditions to Apply Unless Otherwise Specified.   As determined by the Board or any executive officer on the date of grant, each Option shall be evidenced by an Option agreement (the “Option Agreement”) that includes the non-transferability provisions required by section 9.2 hereof and specifies: the Option price; the term (duration) of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which may be imposed; and any other terms or conditions which the may be imposed.

If not otherwise specified by the Board, the following terms and conditions shall apply to Options granted under the Plan:

(a)          Term. The Option shall be exercisable to purchase Stock for a period of three years from the date of grant, as evidenced by the execution date of the Option Agreement.

(b)         Exercise of Option. Unless an Option is terminated as provided hereunder, an Optionee may exercise his Option for up to, but not in excess of, the number of shares of Stock subject to all Options received by the Optionee.

The Board may specify terms and conditions other than those set forth above, in its discretion.

All Option Agreements shall incorporate the provisions of the Plan by reference.

7.4   Option Price.   The Option price for all Options shall be the Fair Market Value of the Stock on the date of grant.

7.5   Payment.   Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made.  Payment shall be made in cash or certified funds.

Article VIII.   Written Notice, Issuance of
Stock Certificates, Stockholder Privileges

8.1   Written Notice.   An Optionee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board or any executive officer.  Full payment for the shares exercised pursuant to the Option must accompany the written notice.

8.2   Issuance of Stock Certificates.   As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optionee or to a nominee of the Optionee a certificate or certificates for the requisite number of shares of Stock.

8.3   Privileges of a Stockholder.   An Optionee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such stock.

Article IX.  Rights of Optionees

9.1   Distributorship.   Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Distributor as a distributor of the Company’s products at any time, nor confer upon any Distributor any right to continue as a distributor of the Company’s products.

9.2   Non-transferability.   Except as otherwise specified by the Board, Options granted under this Plan shall be non-transferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee’s lifetime only by the Optionee.

Article X. Amendment, Modification
and Termination of the Plan

10.1   Amendment, Modification and Termination of the Plan.   The Board or any executive officer may at any time terminate and from time to time may amend or modify the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

Article XI. Acquisition, Merger and Liquidation

11.1   Acquisition.   In the event that an Acquisition, as defined below, occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the “Spread”) equal to the difference between the net amount per share of Stock payable in the Acquisition, or as a result of the Acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an “Acquisition” shall mean any transaction in which substantially all of the Company’s assets are acquired or in which a controlling amount of the Company’s outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities. For purposes of this section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

Where the Company does not exercise its option under this section 11.1, the remaining provisions of this Article XI shall apply, to the extent applicable.

11.2   Merger or Consolidation.   Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

11.3   Other Transactions.   A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the “Substitute Option”) to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder.

Article XII. Securities Registration

12.1   Securities Registration.   In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option, to make a representation in writing (a) that the Optionee is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (b) that before any transfer in connection with the resale of such shares, the Optionee will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

Article XIII. Tax Withholding

13.1   Tax Withholding.   Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements.

Article XIV. Indemnification

14.1   Indemnification.   To the extent permitted by law, each person who is or shall have been a member of the Board or an executive officer shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article XV. Requirements of Law

15.1   Requirements of Law.   The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.2   Governing Law.   The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

Article XVI. Effective Date of Plan

16.1   Effective Date.   The Plan shall be effective on December 18, 2006.

Article XVII. No Obligation to Exercise Option

17.1   No Obligation to Exercise.   The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option.

Dated at Denver, Colorado, effective as of November 22, 2006.

VITACUBE SYSTEMS HOLDINGS, INC.
a Nevada corporation
By:	/s/ JOHN D. POUGNET
John D. Pougnet,
Chief Executive Officer

VITACUBE SYSTEMS HOLDINGS, INC.
a Nevada corporation

NON-STATUTORY STOCK OPTION AGREEMENT
UNDER THE 2006 DISTRIBUTOR STOCK OPTION PLAN

Between:

VITACUBE SYSTEMS HOLDINGS, INC., a Nevada corporation (the “Company”), and                          (the “Distributor”) dated             .

The Company hereby grants to the Distributor an option (the “Option”) to purchase              shares of the Company’s common stock under the VitaCube Systems Holdings, Inc. 2006 Distributor Stock Option Plan (the “Plan”) upon the following terms and conditions:

1.     Purchase Price.   The purchase price of the Stock shall be              per share, which is not less than the fair market value of the Stock on the date of this Agreement.

2.     Non-Statutory Option.   The Option shall be a Non-Statutory Option, as defined in the Plan.

3.     Period of Exercise.   The Option will expire three years from the date of this Agreement.

4.     Number of Options Exercised.   The Option may be exercised for up to, but not in excess of, the amounts of shares subject to the Option.

5.     Transferability.   This Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Distributor only by him.

6.     No Guarantee of Relationship.   This Agreement shall in no way restrict the right of the Company or any subsidiary corporation to terminate Distributor’s relationship at any time.

7.     Investment Representation; Legend.   The Distributor represents and agrees that all shares of Stock purchased by him under this Agreement will be purchased for investment purposes only and not with a view to distribution or resale. The Company may require that an appropriate legend be inscribed on the face of any certificate issued under this Agreement, indicating that transfer of the Stock is restricted, and may place an appropriate stop transfer order with the Company’s transfer agent with respect to the Stock.

8.     Method of Exercise.   The Option may be exercised, subject to the terms and conditions of this Agreement, by written notice to the Company. The notice shall be in the form attached to this Agreement and will be accompanied by payment (in such form as the Company may specify) of the full purchase price of the Stock to be issued. The Company will issue and deliver certificates representing the number of shares purchased under the Option, registered in the name of the Distributor as soon as practicable after receipt of the notice.

9.     Incorporation of Plan.   This Agreement is made pursuant to the provisions of the Plan, which Plan is incorporated by reference herein. Terms used herein shall have the meaning employed in the Plan, unless the context clearly requires otherwise. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

VITACUBE SYSTEMS HOLDINGS, INC.
a Nevada corporation
By:
ACCEPTED:

Distributor

VITACUBE SYSTEMS HOLDINGS, INC.
a Nevada corporation

NOTICE OF EXERCISE OF STOCK OPTION ISSUED
UNDER THE 2006 STOCK OPTION PLAN

To:             Compensation Committee
VitaCube Systems Holdings, Inc.
480 South Holly Street
Denver, CO 80246

I hereby exercise my Option dated              to purchase              shares of $.001 par value common stock of the Company at the option exercise price of $             per share. Enclosed is a certified or cashier’s check in the total amount of $            , or payment in such other form as the Company has specified.

I represent to you that I am acquiring said shares for investment purposes and not with a view to any distribution thereof. I understand that my stock certificate may bear an appropriate legend restricting the transfer of my shares and that a stock transfer order may be placed with the Company’s transfer agent with respect to such shares.

I request that my shares be issued in my name as follows:

(Print your name in the form in which you wish to have the shares registered

(Social Security Number)

(Street and Number)

(City) (State) (Zip Code)

Dated:	, 20	Signature:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
VITACUBE SYSTEMS HOLDINGS, INC.
TO BE HELD MARCH 7, 2007

The undersigned hereby appoints John D. Pougnet as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of VitaCube Systems Holdings, Inc. held of record by the undersigned on, January 31, 2007, at the Annual Meeting of Shareholders to be held March 7, 2007, or any adjournment or postponement thereof.

1.             Election of Directors.

FOR the election as a director of all nominees listed below (except as marked to the contrary below).  ☐

WITHHOLD AUTHORITY to vote for all nominees listed below.  ☐

NOMINEES:    Earnest Mathis, Jr., Doug Ridley, John B. McCandless, AJ Robbins,  Anthony DiGiandomenico

INSTRUCTION:    To withhold authority to vote for individual nominees, strike through their names above.

2.             Proposal to increase the number of shares issuable under our Stock Incentive Plan from 1,800,000 shares to 2,200,000 shares.

FOR ☐	AGAINST ☐	WITHHOLD AUTHORITY ☐

3.             Proposal to approve the issuance and sale of greater than 20% of outstanding stock at less than market price.

FOR ☐	AGAINST ☐	WITHHOLD AUTHORITY ☐

4.             Proposal to approve a Distributor Stock Option Plan.

FOR ☐	AGAINST ☐	WITHHOLD AUTHORITY ☐

5.             Proposal to amend the Articles of Incorporation to change the name of the Company from VitaCube Systems Holdings, Inc. to XELR8 Holdings, Inc.

FOR ☐	AGAINST ☐	WITHHOLD AUTHORITY ☐

In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the shareholder the proxy will be voted for the election of the directors named in Item 1 above and for the increase in the number of shares issuable under our Stock Incentive Plan.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
Print Name

PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY	Signature
PROMPTLY USING THE
ENCLOSED ENVELOPE.
Signature, if held jointly

PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. ☐